Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 28, 2014, as of and for the years ended December 31, 2013 and 2012 for Springstone Financial, LLC, with respect to the financial statements and supplementary information incorporated by reference in this Registration Statement on Form S-1. We consent to the incorporation by reference in this Registration Statement on Form S-1 of the aforementioned reports, and to the use of our name as it appears under the caption “Experts.”

/s/ Auerr, Zajac & Associates, LLP

December 10, 2014

Franklin, Massachusetts